Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com

News Release

Echelon Announces Stockholder Approval of Reverse Split

SAN JOSE, Calif., November 20, 2015 – Echelon Corporation (NASDAQ: ELON) today announced that, at a special meeting of stockholders held on November 17, 2015, its stockholders voted to approve a 1-for-10 reverse stock split of the Company’s issued and outstanding shares of common stock, together with a corresponding reduction in the total number of shares of authorized stock.

Upon the effectiveness of the reverse stock split, each 10 shares of issued and outstanding Echelon common stock will be converted into 1 share of Echelon common stock, and if applicable, cash in lieu of fractional shares that would otherwise have been issued. The reverse split will reduce the number of shares of Echelon’s outstanding common stock from approximately 44.1 million shares to approximately 4.1 million shares; it will also reduce the authorized number of shares of the Company’s stock from 100 million to 10 million.

The reverse split is intended to become effective on December 7, 2015 and the Company’s split-adjusted common shares are expected to begin trading on the NASDAQ Capital Market on December 8, 2015. Stockholders who have existing stock certificates will receive written instructions by mail from the Company’s transfer agent, Registrar and Transfer Company. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares. Such stockholders will be contacted by their brokers with instructions.

Additional information about the reverse stock split can be found in the Echelon’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 29, 2015. The primary purpose of the reverse stock split is to bring the Company back into compliance with and maintain the minimum bid listing requirement of the NASDAQ Global Market.

About Echelon Corporation

Echelon Corporation (NASDAQ: ELON) is a leading independent control networking company for the Industrial Internet of Things. Echelon delivers multi-protocol and multi-media elements necessary to design, install, monitor and control industrial-strength ‘communities of devices’ within the lighting, building automation and Internet of Things markets worldwide. The Company develops and sells complete systems and subsystems for target applications, plus system-on-chips (SoCs), embedded software, and commissioning and management tools for OEMs. With more than 100 million Echelon-powered devices installed worldwide, the Company helps its customers easily and safely migrate existing control systems to the most modern platforms, while bringing new devices and applications into an ever-growing global Industrial Internet. Echelon helps its customers reduce operational costs, enhance satisfaction and safety, grow revenues and perform better in both established and emerging markets. More information about Echelon can be found at http://www.echelon.com and at the Company’s blog at http://blog.echelon.com/.

###

Echelon and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Echelon advises caution in reliance on forward-looking statements. Forward looking statements include, without limitation, the Company’s expectations, beliefs and intentions with respect to the reverse stock split and its effects described in this press release. Actual results, including the ability to regain and maintain compliance with the minimum bid listing requirement of the NASDAQ Global Market, could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Such risks and uncertainties, include, but are not limited to, risks associated with the continued development and growth of markets for Echelon’s products; failure to achieve revenue estimates or maintain expense controls; circumstances that may delay the time frame for achieving our business outlook; the timely development of Echelon’s products and services and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; risks resulting from our declining stock price and related potential de-listing from NASDAQ; and other risks identified in Echelon’s SEC filings. The discussion of risk factors are detailed in the Company’s filings with the Securities and Exchange Commission, including reports on its most recently filed Form 10-K and Form 10-Q. The financial information presented in this release reflects estimates based on information that is available to us at this time. Actual results, events and performance may differ materially. Echelon undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Annie Leschin

StreetSmart Investor Relations

+1 (415) 775-1788

annie@streetsmartir.com